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                                 EQUIPMENT LEASE

THIS EQUIPMENT LEASE is made and entered into as of the 2nd day of January, 1996 by and between ALVIN W. LEINGANG ("Lessor") and THERMAL LINE WINDOWS, L.L.P., a Minnesota limited liability partnership ("Lessee").

                                   WITNESSETH:

WHEREAS, subject to the terms and upon the conditions herein contained, Lessor desires to lease to Lessee, and Lessee desires to take and rent from Lessor, the equipment described on EXHIBIT A attached hereto and hereby made a part hereof (the "Equipment").

NOW, THEREFORE, pursuant to the foregoing recital, which is an integral part hereof, and in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. LEASE. Subject to the terms and upon the conditions herein contained, Lessor hereby leases the Equipment to Lessee and Lessee hereby takes and rents the Equipment from Lessor.

2. TERM. The term of this Lease ("Lease Term") shall begin as of the date hereof and shall continue for a period of five (5) years.

3. RENT. As rent for the use of the Equipment hereunder, Lessee shall pay to Lessor, at such address as Lessor may direct, the sum of $1,572.81 per month ("Rent"), beginning upon the date hereof and continuing on the same day of each calendar month thereafter until the expiration of the Lease Term.

4. OPTION TO PURCHASE. Upon the expiration of the Lease Term, Lessee shall have the right and option (the "Purchase Option") to purchase the Equipment from Lessor for a price (the "Option Price") equal to the greater of $15,533.90 or the fair market value of the Equipment, as determined hereunder. The Purchase Option shall be exercisable by the delivery of written notice of exercise to Lessor prior to sixty (60) days before the expiration of the Lease Term. If the Purchase Option shall be exercised, a closing of the purchase and sale of the Equipment thereunder shall be held upon the expiration of the Lease Term, whereat Lessor shall deliver to Lessee a Bill of Sale with respect to the Equipment, which Bill of Sale shall transfer title in and to the Equipment to the Lessee free and clear of any liens or encumbrances other than liens or encumbrances created or caused by Lessee. For purposes of determining the Option Price, unless otherwise agreed by Lessor and Lessee in writing, the fair market value of the Equipment shall be determined as follows:

         a. No later than one hundred twenty (120) days prior to the expiration of the Lease Term, Lessor shall provide Lessee written notice of Lessor's determination of the fair market value of the Equipment.

         b. Such determination shall be deemed to be the fair market value of the Equipment unless, within fifteen (15) days following the receipt of such notice, Lessee shall

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                  provide Lessor written notice of its objection to such
                  determination (an "Objection Notice").

         c. Within fifteen (15) days following the receipt of an Objection Notice by Lessor, each of Lessee and Lessor shall select an appraiser to determine the fair market value of the Equipment and shall provide the name and address of such appraiser to the other.

         d. If either Lessee or Lessor shall fail to comply with the provisions of Paragraph 4(c), the appraiser selected by the other, by itself, shall perform the appraisal described herein, and the results of such appraisal shall be conclusive as to the fair market value of the Equipment.

         e. The appraiser selected by Lessee and the appraiser selected by Lessor (or, if Paragraph 4(d) shall become applicable, the appraiser selected by Lessee or Lessor) shall determine the fair market value of the Equipment.

         f. If the appraiser selected by Lessee and the appraiser selected by Lessor shall be unable to agree as to the fair market value of the Equipment, such appraisers shall appoint a third appraiser and the fair market value of the Equipment shall be determined by such third appraiser and shall be conclusive and binding as the fair market value of the Equipment.

         g. If Paragraph 4(f) shall require the appointment of a third appraiser, and the appraiser selected by Lessee and the appraiser selected by Lessor shall be unable to agree as to such third appraiser, either Lessor or Lessee may petition any court of competent jurisdiction for the appointment of such third appraiser.

         h. For purposes of this Paragraph 4, the appraisers selected by Lessee and Lessor shall be deemed to have failed to agree on any matter if such appraisers shall have been in disagreement with regard to such matter for a period in excess of fourteen
                  (14) days.

         i. All costs and expenses incurred by either Lessee or Lessor in connection with the appraisal process described in this Paragraph 4, including, without limitation, the fees and charges of the appraiser selected by Lessee, the fees and charges of the appraiser selected by Lessor and the fees and charges of a third appraiser, if any, shall be allocated equally between Lessee and Lessor.

         j. Notwithstanding anything contained herein to the contrary, the fair market value of the Equipment shall not be determined hereunder, and any process to determine the fair market value of the Equipment hereunder shall be immediately discontinued, if Lessee shall waive the Purchase Option by written notice delivered to Lessor.

5. USE. Lessee shall use the Equipment in a careful and proper manner and shall comply with and conform to all laws relating to the possession, use or maintenance of the Equipment. Lessee shall install, operate and maintain the Equipment only in accordance with applicable

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vendor's or manufacturer's manuals or instructions and will allow the
Equipment to be operated only by competent and duly qualified personnel. Lessee shall use the Equipment only within the state of North Dakota and shall not remove the Equipment from the State of North Dakota without the prior written consent of Lessor.

6. MAINTENANCE. Lessee shall, at its sole expense, keep and maintain the Equipment in good operating condition, reasonable wear and tear excepted. Lessee shall obtain and pay for all duplicate parts, extras, mechanisms and devices of every kind needed or used in the operation, repair or renewal of the Equipment, and the same shall become part of the Equipment. Lessee shall not make or allow any addition, subtraction or alteration to, from or in the Equipment without the prior written consent of Lessor.

7. INSURANCE. Lessee shall, at its sole expense, obtain and maintain insurance coverage against loss or theft of or damage or destruction to the Equipment, which insurance coverage shall be carried in an amount not less than the replacement cost of the Equipment. Such insurance coverage shall be maintained with an insurance carrier licensed to transact business in the State of North Dakota and the policy(ies) therefore shall provide that Lessor shall receive at least thirty (30) days advance written notice, by certified mail, return receipt requested, before cancellation, termination, nonrenewal or amendment thereto.

8. RISK OF LOSS AND/OR DAMAGE. Lessee hereby assumes any and all risks and liability, whether or not covered by insurance, for loss of or damage to the Equipment however arising from or incident to the installation, possession, operation, use or maintenance of the Equipment. In the event that the Equipment shall be damaged or destroyed by any cause whatsoever, Lessee shall, at its option: (a) repair the Equipment, returning it to its condition immediately preceding such damage or destruction; (b) replace the Equipment with new equipment of equivalent value and reasonably acceptable to Lessor, which equipment shall become the property of Lessor and be subject to the terms and provisions of this Lease, being defined herein as the "Equipment"; or (c) pay to Lessor the entirety of the rent then remaining due under this Lease, together with the Option Price, whereupon this Lease shall terminate. Lessee expressly agrees and acknowledges that unless and until this Lease shall be terminated in accordance with the terms and provisions hereof, no damage or destruction of or to the Equipment, irrespective of the cause, shall relieve Lessee of its duties and obligations hereunder.

9. RETURN OF EQUIPMENT. Upon the expiration of the Lease Term, or as otherwise provided in this Lease, and unless the Purchase Option shall be exercised in accordance with its terms, Lessee shall immediately return the Equipment to Lessor at such address in Mandan, North Dakota, as Lessor shall reasonably specify. Any and all additions or improvements made to the Equipment by Lessee shall immediately be deemed to be a part of the Equipment and, as such, shall become the property of Lessor.

10. TITLE. At all times during the Lease Term, title to the Equipment shall remain with Lessor. Lessee shall not change or remove any insignia or lettering which may be placed upon the Equipment to indicate Lessor's ownership thereof. Lessor may, at its option, cause this Lease to be filed or recorded or may cause such financing statements as Lessor may deem appropriate to be filed with respect to the Equipment. Upon request, Lessee shall, without delay,

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execute and deliver to Lessor any and all documents or instruments that may be necessary to any such recording or filing.

11.      WARRANTIES.

         a. Lessor hereby represents and warrants to Lessee that Lessor is the owner of the Equipment, that Lessor holds title to the Equipment free and clear of any liens or encumbrances of any type or nature whatsoever and that the Lessor has all power and authority necessary to execute, enter into and perform this Lease.

         b. LESSEE HEREBY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS LEASE: (i) THE EQUIPMENT IS LEASED TO LESSEE HEREUNDER "AS IS," AND WITHOUT WARRANTY OF LESSOR, EITHER EXPRESS OR IMPLIED; AND (ii) LESSOR HAS NOT MADE, DOES NOT MAKE AND AFFIRMATIVELY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY NATURE WHATSOEVER, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, INCLUDING SPECIFICALLY, BUT NOT EXCLUSIVELY, REPRESENTATIONS OR WARRANTIES AS TO THE SUITABILITY, DURABILITY, FITNESS FOR USE, MERCHANTABILITY, CONDITION OR QUALITY OF THE EQUIPMENT.

12. DEFAULT. As used herein, the term "Event of Default" shall mean one or more of the following occurrences: (a) Lessee shall fail to make any payment of rent due Lessor hereunder within fifteen (15) days following the date upon which such payment is due; (b) Lessee shall fail to perform any of its duties or obligations hereunder and such failure shall continue for a period of thirty
(30) days following the receipt of written notice thereof from Lessor; or (c) Lessee makes an assignment for the benefit of creditors or authorizes, initiates or consents to the initiation against it of any proceeding for a moratorium or for relief under the United States Bankruptcy Code or any similar state law or otherwise procures a stay of enforcement against it of creditors remedies generally.

13. REMEDIES. Without limiting any other provision of this Lease, upon the occurrence of any Event of Default, Lessor may, at its option: (a) terminate this Lease by written notice delivered to Lessee, whereupon Lessor shall be entitled to damages from Lessee in an amount equal to the present value, determined by using an interest rate of thirteen percent (13%) per annum, of the difference between (i) the unpaid Rent for the balance of the Lease Term, and
(ii) the amount which Lessee proves that Lessor can receive over the balance of the Lease Term from reletting the Equipment to another lessee, net of all costs and expenses which would reasonably be incurred by Lessor in connection with any such reletting, or (b) without constituting a termination of this Lease or relieving Lessee of its duties and obligations hereunder, demand that the Equipment be returned to Lessor in accordance with Paragraph 9 hereof, whereupon Lessee shall so return the Equipment to Lessor. Upon any termination of this Lease by Lessor hereunder and/or upon any failure of Lessee to return the Equipment to Lessor hereunder, Lessor may, without demand or legal process and without thereby rendering Lessor liable to refund any sums received as a deposit and without constituting a termination of this Lease or relieving Lessee of its duties and obligations hereunder, enter into the premises where

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the Equipment is located and take possession of and remove the Equipment. The remedies of Lessor hereunder are cumulative and may, to the extent permitted by law, be exercised concurrently or separately, together with any other remedies that may be available to Lessor at law or in equity. The election of any one remedy shall not be deemed to be an election of such remedy and shall not preclude the exercise of any other remedy. No failure or delay on the part of Lessor to exercise any right or remedy shall operate as a waiver thereof; nor shall any single or partial exercise by Lessor of any right or remedy preclude any further exercise of any right or remedy.

14. TERMINATION BY LESSEE. Notwithstanding anything contained herein to the contrary, Lessee shall have the right and option to terminate this Lease by written notice delivered to Lessor upon the occurrence of either of the following events:

         a. The sale or other disposition of all or substantially all of the assets and properties of Lessee in a single transaction or in a series of related transactions; or

         b. More than fifty percent (50%) of the partnership interest(s) of Lessee shall be sold or otherwise transferred by the holder(s) thereof, in a single transaction or in a series of related transactions, to any person(s) who or which is not (are not) an Affiliate(s) (as that term is hereafter defined) of such holder(s).

15.      ASSIGNMENT.

         a. This Lease and Lessor's rights and privileges hereunder may be assigned by Lessor any time and from time to time in its sole and absolute discretion and without the consent of Lessee; provided, however, that Lessor shall provide Lessee written notice of each and every such assignment.

         b. With the exception of an assignment or sublease to any person or entity who or which acquires all or substantially all of the assets and properties of Lessee, which may be made by Lessee upon written notice to Lessor, this Lease and Lessee's rights and privileges hereunder may not be assigned, sublet or otherwise transferred or conveyed without the prior written consent of Lessor.

16.      GENERAL PROVISIONS.

         a. NOTICES. All notices or other communication from either of the parties hereto to the other shall be in writing and will be considered duly given if sent by first class mail, return receipt requested, postage prepaid, to the party at his or its address set forth below, or to such other address as the party hereafter designates by written notice to the other.

                  If to Lessor to:                If to Lessee to:

                  Alvin W. Leingang               Thermal Line Windows, L.L.P.
                  P.O. Box 579                    2605 Twin City Drive
                  Mandan, ND  58554               Mandan, ND  58554
                                                  Attn:  Alvin W. Leingang

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         b.       WAIVER, MODIFICATION OR AMENDMENT. No waiver, modification or amendment of any term, condition or provision of this Lease shall be valid or of any effect unless made in writing, signed by the party(ies) to be bound or its (their) duly authorized representatives and specifying with particularity the nature and extent of such waiver, modification, or amendment. Any waiver by any party of any provision hereof shall not affect, or impair any right arising from, any other provision hereof.

         c. AFFILIATES DEFINED. As used in this Agreement, the term "Affiliate" means, as to any person: (a) any parent company(ies); (b) any subsidiary(ies); (c) any entity (of whatever form) directly or indirectly owned, operated or controlled by such person or all or any of the principals, partners, shareholders, members, directors or officers of such person; and (d) any spouse, child, brother, sister or parent of such person.

         d. PERSONS. As used in this Agreement, the term person means and includes both individuals and entities.

         e. ENTIRE AGREEMENT. This Lease contains the entire understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such matter.

         f. PARTIES IN INTEREST. Except as herein otherwise provided, this Lease shall inure to the benefit and shall be binding upon the parties and their personal representatives, heirs, successors and assigns.

         g. INTERPRETATION AND SEVERANCE. The provisions of this Lease shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision shall be deemed severed from this lease and the remaining provisions shall be carried out with the same force and effect as of the severed provision or part thereof had not been a part of this Lease.

         h. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         i. GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of North Dakota.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

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LESSOR:                              LESSEE:


/s/ ALVIN W. LEINGANG                THERMAL LINE WINDOWS, L.L.P.
--------------------------           A Minnesota limited liability partnership
Alvin W. Leingang

                                     By       Blizzard Enterprises, Inc.,
                                              A Minnesota corporation
                                              A General Partner


                                     By /s/ STEVEN B. HOYT
                                        ---------------------------------
                                              Steven B. Hoyt
                                              Its President

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